Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 133 to the Registration Statement on Form N-1A of Fidelity Securities Fund: Fidelity Blue Chip Value Fund and Fidelity Growth & Income Portfolio of our reports dated September 12, 2018; Fidelity Small Cap Value Fund of our report dated September 13, 2018; Fidelity Dividend Growth Fund, Fidelity Leveraged Company Stock Fund and Fidelity Small Cap Growth Fund of our reports dated September 14, 2018; and Fidelity Small Cap Growth K6 Fund of our report dated September 17, 2018, relating to the financial statements and financial highlights included in the July 31, 2018 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Boston, Massachusetts September 24, 2018